UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Secured Convertible Debenture Purchase Agreement

As previously reported, on July 14, 2023, Ideanomics, Inc. (the “Company”) entered into the Fourth Amendment to the Secured Debenture Purchase Agreement, as previously amended (the “Fourth Amended SDPA”) with YA II PN, Ltd. (“YA II”), and Timios Acquisition 1 LLC (together with YA II, collectively, the “Buyer”), which further amended the original Secured Debenture Agreement. On September 7, 2023, the Company consummated the sale to the Buyer of a new Secured Convertible Debenture (the “Sixth Debenture”) in a private placement pursuant to the Fourth Amended SDPA for a purchase price of $450,000. Upon the terms and subject to the conditions contained in the Fourth Amended SDPA and Sixth Debenture, the Company promises to pay to the Buyer $500,000 on October 6, 2023, (a) subject to earlier redemption at the Company’s option and (b) subject to acceleration at the holder’s option upon an event of default described in the Sixth Debenture. The Company will pay no interest on the outstanding principal amount of the Sixth Debenture, provided that the interest rate shall be 18% upon an event of default.

Upon an event of default, the holder of the Sixth Debenture is entitled to convert any portion of the outstanding principle and accrued interest into shares of the Company’s common stock (the “Common Stock”), at a conversion price per share equal to the lower of (i) $2.46 (subject to adjustment in certain circumstances as described in the Sixth Debenture) or (ii) 90% of the lowest daily volume weighted average price of the Common Stock during the ten consecutive trading days immediately preceding the conversion date, but not lower than $0.492. The Sixth Debenture contains a standard “buy-in” provision in the event that the Company fails to shares within three trading days after receipt of a notice of conversion, and a standard “blocker” provision that limits the right to convert any portion of the Sixth Debenture to the extent that after giving effect to such conversion he holder together with its affiliates would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The proceeds of the Sixth Debenture were used to pay fees due to Energica Motor Company S.p.A.l.

The foregoing are only summaries of the material terms of the Fourth Amended SDPA and the Sixth Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Current Report on Form 8-K.

2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above regarding the sale by the Company of the Sixth Debenture is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to the Secured Debenture Purchase Agreement [incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K (File No.: 001-35561) filed on July 20, 2023]

10.2	Secured Convertible Debenture dated September 7, 2023

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: September 14, 2023	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer

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